CONSULTING AGREEMENT

This agreement dated April 19, 2010 between Paneltech International LLC (Paneltech), 2999 John Stevens Way, Hoquiam, Washington, 98550 and Laird Capital LLC (Laird), 3 E. 55th Street, New York, NY 10022, whereby Laird will provide business and finance consulting services for Paneltech.

1. Consulting Services

Laird will provide business and finance advice to Paneltech for day-to-day activities and for special transactions as needed. Advice may be via phone calls or emails.

2. Invoices

Laird will invoice their services to Paneltech once per month.

3. Compensation

Paneltech will pay Laird $10,000 per month, more or less, depending on the services rendered. If Laird assists with special transactions, the compensation will be greater. In cases whereby there is little or no activity, the compensation will be less.

4. Term

The term of this Agreement shall commence April 19, 2010 and will terminate June 19, 2011. This agreement may be otherwise terminated in writing at any time by either Paneltech or Laird or modified by mutual agreement from time to time.

5. Confidentiality

Laird shall keep confidential and shall not use or disclose except in the performance of the consulting services to be provided hereunder, any proprietary technical or business information, including, but not limited to, trade secrets of Paneltech, its customers or its vendors which is made available to Laird in connection with Laird's services hereunder.

Upon termination or expiration of this Agreement, or earlier if requested by Paneltech, Laird shall deliver all such Confidential Information and any copies of the same to Paneltech. Laird acknowledges and agrees that Paneltech would suffer irreparable harm in the event the Confidential Information or any portion thereof was disclosed, copied, or used in any manner except as provided herein. Accordingly, in the event of a breach or threatened breach of confidentiality, Laird agrees that Paneltech shall be entitled to pursue any and all remedies at law or in equity, including, but not limited to, a temporary restraining order or preliminary or permanent injunction, or the equivalent of the same, without requirement of a bond, to prevent disclosure, copying and/or use of the Confidential Information.

It is hereby agreed that the confidentiality provision sot forth shall survive termination of this Agreement for a period of five (5) years.

7. Expenses

Paneltech shall reimburse Laird for all reasonable and necessary travel and lodging expenses Laird incurs at Paneltech's request in the performance of consulting services hereunder and for any other disbursements by Laird that Paneltech authorizes in advance. Air travel shall only be reimbursed if required and pre-approved by Paneltech and all such travel shall be by coach or economy class. Laird shall submit an expense report, accompanied by appropriate supporting documentation, satisfactory to Paneltech, evidencing such expenses, including but not limited to a receipt for any expenditure over $10 except for mileage traveled in personal automobiles.

8. Conflict of Interest

Laird represents, warrants and covenants that Laird has no obligation to any other party which is inconsistent with Laird's obligations under this Agreement and that Laird shall not, in the performance of this Agreement, breach any obligations that Laird may have to others. Laird agrees not to perform any services for others which would create a conflict of interest with Laird's obligations under this agreement.

9. Notices

Any notices, payments or statements to be provided under this Agreement shall be sent to the other party at the addresses noted in the opening paragraph or to such other addresses that one party may from time to time designate in writing to the other.

10. Independent Contractor

Laird shall perform this Agreement solely as an independent contractor and not as Paneltech's employee. Laird has no authority to make any statement, representation or commitment of any kind or to take any action binding upon Paneltech without advanced authorization from Paneltech.

Laird acknowledges that Laird is not eligible to participate in, and waives any claims to any type of benefits offered to employees of Paneltech. Paneltech shall not withhold any amount attributable to payments hereunder for any benefit program or for any local, state, municipal, federal or national tax purpose, and Laird shall be solely responsible for fulfilling all such tax obligations, including, without limitation, any salary, wage or payroll taxes or any other costs based on employment and/or payroll, including, without limitation, any form of social security, unemployment insurance, disability benefits, workers compensation, severance payments, pension, health, life or any other employee benefits or insurance, and/or any other local, state, municipal, federal or national taxes or levies otherwise imposed in connection with any of the fees paid Laird hereunder.

11. Indemnity

Laird shall be liable for, and shall indemnify, defend and hold harmless Paneltech and its respective officers, directors, employees and agents (collectively, the "PTI Partes") from all liabilities, damages and expenses and claims for damages, suits, proceedings, recoveries, judgments, costs, losses, penalties, fines or executions, (including, but not limited to, litigation costs and expenses and reasonable attorneys' fees, as well as such costs, fees and expenses as may be incurred by any indemnities in establishing and enforcing its right to indemnification hereunder) which may be made, had, brought or recovered against the PTI Parties and any of them, by third parties, Laird, arising from or related to:

1. The performance, non-performance or improper performance of consulting services under this Agreement by Laird, its agents or employees;
2. The willful misconduct of, or misrepresentation by, Laird
3. Any breach of this Agreement by Laird
4. The failure to comply with Paneltech's instructions or directions by Laird, including, but not limited to, claims arising from or related to personal injuries or death, or damages to or loss of property of any kind whatsoever, suffered by the parties hereto and/or their employees and/or to the person or property of any other person or entity (the liabilities, damages, expenses, claims, suits, proceedings, recoveries, judgments, costs, losses, penalties, fines and executions referred to in the subparagraph (4) are hereafter collectively referred to as the "Claims").

Laird understands and agrees that none of the PTI Parties shall carry any insurance or otherwise provide for the protection of Laird.

Laird will provide his own auto insurance with a minimum of $100,000 per occurrence liability coverage for business use. Laird will provide proof of insurance to Paneltech.

Any other provisions contained herein to the contrary notwithstanding, it is hereby agreed that the indemnity provisions set forth shall indefinitely survive termination of this Agreement and remain in effect with respect to any occurrence or claim arising out of or in connection with this Agreement.

12. Laws and Regulation

Laird shall comply with all applicable laws and governmental regulations. Laird is not expected or authorized to take any action in the name of or otherwise on behalf, of Paneltech which would violate applicable laws or governmental regulations.

13. Severability

If all or part of any section, paragraph or provision of this Agreement is held invalid or unenforceable, it shall not have any effect whatsoever on any other section, paragraph or provision of this Agreement, nor on the remainder of the said section, paragraph or provision, unless otherwise expressly provided for in this Agreement.

14. Headings

The headings in this Agreement have been inserted solely for ease of reference and shall not modify, in any manner whatsoever, the meaning or scope of the provisions hereof.

15. No Waiver

Under no circumstances shall the failure, negligence or tardiness of a Party as regards the exercise of a right or a recourse provided for in this Agreement be considered to be a waiver of such right or recourse.

16. Entire Agreement

This Agreement constitutes the entire understanding between the Parties. Declarations, representations, promises or conditions other than those set forth in this Agreement shall not be construed in any way so as to contradict, modify or affect the provisions of this Agreement.

17. Amendments

This Agreement shall not be amended or modified except by another written document duly signed by all the Parties.

18. No Right to Transfer

Neither of the Parties may, in any manner whatsoever, assign, transfer or convey its rights in the Agreement to any third party, without the prior written consent of the other Party.

19. Governing Law

This agreement shall be construed and enforced in accordance with the laws in force in the State of Washington, in the United States of America.

20. Counterparts

Each counterpart of this Agreement shall be considered to be an original when duly initialed and signed by all the Parties, it being understood, however, that all of these counterparts shall constitute one and the same Agreement.

21. Successors

This agreement shall bind the Parties hereto as well as their respective successors, heirs and assigns.

22. Elapsed Time

Whenever one of the Parties fails to fulfill an obligation under this Agreement within a stipulated deadline, the mere lapse of time shall constitute a formal notice of default to the said Party.

23. TERMINATION

This Agreement shall terminate in any of the following circumstances;

a) upon its expiry or upon the expiry of any renewal period, if applicable;
b) upon written consent of the Parties;
c) if either Party becomes bankrupt or insolvent, or ceases to carry on business;
d) if a Party fails to fulfill any of its obligations hereunder and does not remedy the default within a period of thirty (30) days following receipt by the said defaulting Party of a formal notice asking it to remedy the default or within such shorter delay as is provided for in this Agreement;

Paneltech International LLC

By: /s/ Scott D. Olmstead

Its: CFO

Date: 4/19/10

Laird Capital LLC

By: /s/ Sidney A. Staunton

Date: 4/19/10